Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 25, 2024, relating to the consolidated financial statements of WiMi Hologram Cloud Inc. and subsidiaries (the “Company”) for the years ended December 31, 2023 and 2022, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

/s/ Onestop Assurance PAC

Singapore

August 9, 2024